SECOND MODIFICATION OF CREDIT AGREEMENT


     THIS SECOND MODIFICATION OF CREDIT AGREEMENT (this
"Modification Agreement") is entered into as of November 30, 1998, by and between AMRESCO, INC., a Delaware corporation
("Borrower"), and NationsBank, N.A., a national banking association, as Administrative Agent ("Administrative Agent"), for and on behalf of the Lenders (defined below).

                      W I T N E S S E T H:

     WHEREAS, reference is made to the credit facilities made pursuant to and governed by that certain Credit Agreement (as amended, the "Credit Agreement") dated as of August 12, 1998, executed by and among Borrower, Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and the financial institutions, funds and other entities listed as "Lenders" therein (the "Lenders"), as amended by First Modification of Credit Agreement (the "First Modification") dated as of
September 17, 1998 (the "First Amendment") (each capitalized term used but not otherwise defined herein shall be defined as set forth in the Credit Agreement); and

     WHEREAS, Borrower has requested certain consents and modifications to the Credit Agreement; and

     WHEREAS, the Lenders, acting through Administrative Agent pursuant to the Credit Agreement, have agreed to the requested modifications, subject to and upon the terms and conditions contained herein.

     NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, That for and in consideration of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Administrative Agent, for and on behalf of the Lenders, and Borrower hereby agree as follows:

     1. Covenant Amendments. Borrower has requested the following amendments to the referenced covenants contained in the Credit Agreement:

          (a) Minimum Consolidated Net Worth: The dollar amount set forth in clause (a) of Section 8.1 of the Credit Agreement will be reduced to $275,000,000 for the period commencing
December 1, 1998 through and including February 28, 1999;
accordingly, Section 8.1 is hereby amended to read in its entirety as follows:

          "Section 8.1. Minimum Consolidated Tangible Net Worth . Borrower shall not permit Consolidated Tangible Net Worth to be less than the sum of (a) Three Hundred Thirty-Five Million and No/100 Dollars ($335,000,000) from the Closing Date through and including November 29, 1998, and at any time from and after March 1, 1999, or $275,000,000 for the period commencing November 30, 1998 through and including February 28, 1999, plus (b) seventy-five percent (75%) of the cumulative Consolidated Net Income for each calendar quarter commencing on July 1, 1998, through the quarter ending immediately prior to, or on, the date as of which compliance with this covenant is being measured, plus (c) seventy-five percent (75%) of the amount of any proceeds (less reasonable and customary transaction costs) received by Borrower from the issuance of any additional shares of stock or other equity instruments."

          (b)  Asset Coverage Requirement: The amendment to
Section 8.4 of the Credit Agreement set forth in the First Modification will be extended through February 28, 1999 at the reduced ratio of 1.15 to 1.0; accordingly, Section 8.4 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Section 8.4. Capital Adequacy; Asset Coverage. Borrower shall not permit an amount equal to Total Consolidated Debt less fifty percent (50%) of the face value of all Approved Subordinated Debt as of the last day of any fiscal quarter of Borrower to exceed the Adjusted Asset Amount at such time. In addition, Borrower shall not permit the ratio of the Asset Coverage Values to the aggregate outstanding balance of the Revolving Credit Facility (including Swingline Advances and Competitive Bid Loans), the Term Facility and the Letter of Credit Exposure to be less than (i)
     1.4 to 1.0 from the Closing Date through and including September 1, 1998, and at any time from and after March 1, 1999, or (ii) 1.2 to 1.0 during the period commencing on September 2, 1998 through and including November 30, 1998, or (iii) 1.15 to 1.0 during the period commencing December 1, 1998 through and including February 28, 1999 (the "Asset Coverage Requirement"), for any two consecutive Business Days."

          (c) Advance Percentage for Cash. The advance percentage for "Cash and Equivalents" as noted under the column designated "Advance %" on both Schedule III and Schedule IV of the Credit Agreement is increased from 100% to 115%; accordingly
Schedule III and Schedule IV of the Credit Agreement are hereby amended to reflect 115% as the Advance % for Cash and Equivalents.

     2. Pricing Increase. (a) From and after the effective date hereof, the LIBOR Margins and the Letter of Credit Fee percentages shall increase from those originally set forth in
Schedule II to the Credit Agreement to those set forth in the new
Schedule II attached as Exhibit A to this Modification Agreement, and the Schedule II attached to the Credit Agreement shall be modified, restated and replaced in its entirety by the Schedule II attached hereto as Exhibit A.

               (b) From and after the effective date hereof, the Variable Rate shall increase from that set forth in the Credit Agreement; accordingly, the definition of Variable Rate in the Credit Agreement is hereby amended to read in its entirety as follows:

          "Variable Rate" means a fluctuating rate of interest equal to the sum of the Base Rate plus .625%; provided, however, that at any time that the ratio of the Asset Coverage
          Values to the aggregate outstanding balance of the Revolving Credit Facility (including
          Swingline Advances and Competitive Bid
          Loans), the Term Facility and the Letter of Credit Exposure is less than 1.4 to 1.0, as indicated in a monthly report calculating the Asset Coverage Requirement delivered to
          Administrative Agent pursuant to
          Section 7.1(f) , the Variable Rate shall be increased by 37.5 basis points (such that it equals the sum of the Base Rate plus 1.00%) upon Administrative Agent's receipt of such report until such time as Borrower delivers to Administrative Agent a subsequent monthly report calculating the Asset Coverage
          Requirement, as required under
          Section 7.1(f),  showing that such ratio is
          equal to or greater than 1.4 to 1.0.

     3. SBA Loans. Notwithstanding anything to the contrary contained in the Credit Agreement or any of the Security Documents (including without limitation the Collateral Assignment and the Security Agreement), the Collateral shall not include loans ("SBA Guaranteed Loans") that are originated or held by AMRESCO Independence Funding, Inc. (or another Subsidiary of Borrower licensed to originate or hold SBA guaranteed loans, subject to Administrative Agent's prior written approval of any such other Subsidiary) for which the Small Business Administration (the "SBA") has issued or is to issue a guaranty for a portion of any such loan pursuant to an agreement between AMRESCO Independence Funding, Inc. (or such other Subsidiary licensed to originate or hold SBA guaranteed loans and so approved by Administrative Agent) and the SBA (an "SBA Lender Agreement"), the SBA loan customer lists, the servicing rights and other general intangibles related to such SBA Guaranteed Loans or the collection or servicing thereof (excluding deposit accounts not containing any payments on account of or other proceeds of SBA Guaranteed Loans or the collection or servicing thereof), and computer hardware and software related to and utilized in the servicing solely of such SBA Guaranteed Loans and other SBA Lender Agreement Assets (as hereinafter defined), or any proceeds or products of such SBA Guaranteed Loans or other items for which the applicable SBA Lender Agreement prohibits assignment thereof, including without limitation retained interests in SBA Guaranteed Loans or securitizations thereof, collection accounts and other cash deposit accounts related to such SBA Guaranteed Loans, and real property acquired by foreclosure of such SBA Guaranteed Loans (collectively "SBA Lender Agreement Assets"), and such SBA Guaranteed Loans and related SBA Lender Agreement Assets shall not be included in the definitions of Collateral or Assigned Loans. Administrative Agent and Lenders agree that all such SBA Guaranteed Loans and related SBA Lender Agreement Assets are and shall be deemed excluded as Collateral under the Loan Documents and shall not be covered by or subject to the Security Agreement or the Collateral Assignment or the financing statements executed by AMRESCO Independence Funding, Inc. or any such other Subsidiary that originates or holds SBA Guaranteed Loans as approved by Administrative Agent.

     4. Treasury Stock Purchase. Borrower agrees that, notwithstanding anything to the contrary in the Credit Agreement (including without limitation the provisions of Section 8.19 thereof), Borrower shall not purchase any of its stock or other equity securities whatsoever at any time during the period commencing on December 1, 1998 through and including February 28, 1999. Any such purchase from and after March 1, 1999 shall remain subject in all respects to the terms and conditions of the Credit Agreement, including without limitation Section 8.19 thereof.

     5. Definition of Loan Documents. The definition of "Loan Documents", as defined in the Credit Agreement and as used in the Credit Agreement, the other Loan Documents and herein, shall be, and is hereby, modified to include this Modification Agreement and any and all documents executed in connection herewith.

     6.   Conditions Precedent to this Modification Agreement.
As conditions precedent to this Modification Agreement and the modifications to the Credit Agreement pursuant hereto, all of the following shall have been satisfied:

          (a) Borrower and the Guarantors shall have executed and delivered to Administrative Agent this Modification
Agreement;

          (b) Borrower shall have delivered to Administrative Agent all corporate resolutions, consents, powers of attorney, certificates or documents as Administrative Agent may request relating to (i) the existence of Borrower, and (ii) the corporate and partnership authority for the execution and validity of this Modification Agreement, together with all other documents, instruments and agreements and any other matters relevant hereto or thereto, all in form and content satisfactory to Administrative Agent;

          (c) Borrower shall have paid all applicable amendment and other fees as agreed in connection with this Modification
Agreement.

     7. Reaffirmation of Debt and Liens. Borrower acknowledges and agrees that it is well and truly indebted to Lenders pursuant to the terms of the Notes, the Credit Agreement and the other Loan Documents, as modified hereby, and that all liens and security interests securing the Obligations are and remain in full force and effect.

     8. Ratification. Except as otherwise expressly modified by this Modification Agreement, all terms and provisions of the Credit Agreement (as previously modified), the Notes, and the other Loan Documents shall remain unchanged and hereby are ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with their terms.

     9. Payment of Expenses. Borrower shall pay to Administrative Agent, on behalf of the Lenders, upon demand, the reasonable attorneys' fees and expenses of Administrative Agent's counsel and all filing and recording fees and other reasonable expenses incurred by Administrative Agent in connection with this Modification Agreement.

     10. Further Assurances. Borrower shall execute and deliver to Administrative Agent such other documents as may be necessary or as may be required, in the opinion of counsel to Administrative Agent, to effect the transactions contemplated hereby and to protect the Lenders' liens and security interests.

     11. Binding Agreement. This Modification Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective heirs, representatives, successors and assigns.

     12. Enforceability. In the event the enforceability or validity of any portion of this Modification Agreement, the Credit Agreement, the Notes, or any of the other Loan Documents is challenged or questioned, such provision shall be construed in accordance with, and shall be governed by, whichever applicable federal or New York law would uphold or would enforce such challenged or questioned provision.

     13. Choice of Law. THIS MODIFICATION AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF NEW YORK.

     14. Counterparts. This Modification Agreement may be executed in multiple counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument.

     15. Entire Agreement. This Modification Agreement, the Credit Agreement and the Notes, together with the other Loan Documents, contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative thereto which are not contained herein or therein are terminated.

     THIS MODIFICATION AGREEMENT AND THE OTHER WRITTEN INSTRUMENTS, AGREEMENTS AND DOCUMENTS EXECUTED IN CONNECTION WITH THIS MODIFICATION AGREEMENT, AND THE CREDIT AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


     IN WITNESS WHEREOF, this Agreement is executed effective as of the date first written above.

                         BORROWER:

                         AMRESCO, INC., a Delaware corporation


                         By:
                              Thomas J. Andrus,
                              Vice President and Treasurer


                         ADMINISTRATIVE AGENT:

                         NATIONSBANK, N.A.,
                         a national banking association, as Administrative Agent for the Lenders


                         By:
                              Elizabeth Kurilecz,
                              Senior Vice President



                         ACKNOWLEDGED AND AGREED TO as of the
                         30th day of November, 1998, by:

GUARANTORS:

AFC EQUITIES, INC.
AFC EQUITIES MANAGEMENT, INC.
ALPINE, INC.
AMREIT HOLDINGS, INC.
AMREIT MANAGERS GP, INC.
AMRESCO ATLANTA INDUSTRIAL, INC.
AMRESCO BUILDERS GROUP, INC.
AMRESCO CAPITAL CONDUIT CORPORATION
AMRESCO CAPITAL LIMITED, INC.
AMRESCO CAPITAL, L.P.
AMRESCO CMF, INC.
AMRESCO COMMERCIAL FINANCE, INC.
AMRESCO CONSOLIDATION CORP.
AMRESCO EQUITY INVESTMENTS, INC.
AMRESCO EQUITY INVESTMENTS II, INC.
AMRESCO FINANCE AMERICA CORPORATION
AMRESCO FINANCIAL I, INC.
AMRESCO FINANCIAL I, L.P.
AMRESCO FUNDING CORPORATION
AMRESCO FUNDING OF GEORGIA, L.P.
AMRESCO FUNDING INVESTORS, INC.
AMRESCO FUNDING MANAGEMENT, INC.
AMRESCO FUNDING MID-ATLANTIC, INC.
AMRESCO FUNDING PACIFIC, INC.
AMRESCO INDEPENDENCE FUNDING, INC.
AMRESCO INSTITUTIONAL, INC.
AMRESCO INVESTMENTS, INC.
AMRESCO MANAGEMENT, INC.
AMRESCO MBS II, INC.
AMRESCO MORTGAGE CAPITAL LIMITED-I, INC.
AMRESCO MORTGAGE SERVICES LIMITED, INC.
AMRESCO NEW ENGLAND, L.P.
AMRESCO NEW ENGLAND II, L.P.
AMRESCO NEW ENGLAND, INC.
AMRESCO NEW ENGLAND II, INC.
AMRESCO NEW HAMPSHIRE, INC.
AMRESCO NEW HAMPSHIRE, L.P.
AMRESCO OVERSEAS, INC.
AMRESCO PORTFOLIO INVESTMENTS, INC.
AMRESCO PRINCIPAL MANAGERS I, INC.
AMRESCO PRINCIPAL MANAGERS II, INC.
AMRESCO RESIDENTIAL CAPITAL MARKETS, INC.
AMRESCO RESIDENTIAL CREDIT CORPORATION
AMRESCO RESIDENTIAL MORTGAGE CORPORATION
AMRESCO RESIDENTIAL PROPERTIES, INC.
AMRESCO RHODE ISLAND, INC.
AMRESCO SERVICES, L.P.
AMRESCO VENTURES, INC.
AMRESCO 1994-N2, INC.
AMRESCO TEXAS, INC.
ASSET MANAGEMENT RESOLUTION COMPANY
BEI 1992 - N1, INC.
BEI 1993 - N3, INC.
BEI 1994 - N1, INC.
BEI MULTI-POOL, INC.
BEI PORTFOLIO INVESTMENTS, INC.
BEI PORTFOLIO MANAGERS, INC.
BEI REAL ESTATE SERVICES, INC.
BEI SANJAC, INC.
COMMONWEALTH TRUST DEED SERVICES, INC.
ENT MIDWEST, INC.
ENT NEW JERSEY, INC.
ENT SOUTHERN CALIFORNIA, INC.
EXPRESS FUNDING, INC.
FINANCE AMERICA CORPORATION
GRANITE EQUITIES, INC.
HOLLIDAY FENOGLIO FOWLER, L.P.
LIFETIME HOMES, INC.
MARKETING SOLUTION PUBLICATIONS, INC.
MORTGAGE INVESTORS CORPORATION
OAK CLIFF FINANCIAL, INC.
PRESTON HOLLOW ASSET HOLDINGS, INC.
QUALITY FUNDING, INC.
SAVE-MORE INSURANCE SERVICES INC.
WHITEROCK INVESTMENTS, INC.

By:  AMRESCO, INC., a Delaware corporation, as
           agent and attorney-in-fact


     By:
          Thomas J. Andrus,
          Vice President and Treasurer


                            EXHIBIT A

                           SCHEDULE II

 COMMITMENT FEE PERCENTAGE; LIBOR MARGIN; LETTER OF CREDIT FEES

           Ratio of Total
          Consolidated Debt
          Less Outstanding                    Commitment     Letter of
        Balance of Warehouse     LIBOR                       Credit Fee
 TIERS   Lines to Borrower's    Margin**         Fee         Percentages**
          Consolidated Net
              Worth*                          Percentages
   I       Greater than or    (a) 237.5 b.p.  (c) 37.5 b.p.   237.5 b.p
           equal to 2.50X     (b) 337.5 b.p.  (d) 35.0 b.p.
  II       Greater than or    (a) 212.5 b.p.  (c) 25.0 b.p.   212.5 b.p
         equal to 1.50X but   (b) 312.5 b.p.  (d) 22.5 b.p.
           less than 2.50X
 III      Greater than or     (a) 200.0 b.p.  (c) 25.0 b.p.   200.0 b.p
         equal to 1.00X but   (b) 300.0 b.p.  (d) 22.5 b.p.
           less than 1.50X
  IV      Less than 1.00X     (a) 187.5 b.p.  (c) 25.0 b.p.   187.5 b.p
                              (b) 287.5 b.p.  (d) 22.5 b.p.


(a) - The LIBOR Margin for the Revolving Credit Facility.
(b) - The LIBOR Margin for the Term Facility.
(c) - The Commitment Fee for the Long Term Revolving Facility
(d) - The Commitment Fee for the Short Term Revolving Facility
*   -     The calculation of the applicable ratio of Total
          Consolidated Debt less outstanding balance of Warehouse Lines to Borrower's Consolidated Net Worth shall be made and effective on the first day of the calendar month in which Administrative Agent receives the quarterly financial statements and related officer's certificate required to be delivered by Borrower pursuant to Section 7.2 (b) and (c) showing that such adjustment is appropriate (except that with respect to any Adjusted LIBOR Rate or Competitive Bid Loan then in effect, such change shall occur at the end of the applicable Interest Period or maturity as to the related Advance, LIBOR Rate Portion or Competitive Bid
          Loan),
** - Should Borrower receive an Investment Grade rating on its senior unsecured long term debt from both Standard & Poor's Ratings Group (a Division of McGraw - Hill, Inc.) and Moody's Investors Service, Inc., the LIBOR Margin and Letter of Credit Fee Percentages shall be reduced by 25 basis points
    - At any time that the ratio of the Asset Coverage Values to the aggregate outstanding balance of the Revolving Credit Facility (including Swingline Advances and Competitive Bid Loans), the Term Facility and the Letter of Credit Exposure is less than 1.4 to 1.0, as indicated in a monthly report calculating the Asset Coverage Requirement delivered to Administrative Agent pursuant to Section 7.1(f) of the Credit Agreement, each LIBOR Margin shall be increased by 37.5 basis points upon Administrative Agent's receipt of such report until such time as Borrower delivers to Administrative Agent a subsequent monthly report calculating the Asset Coverage Requirement, as required under Section 7.1(f) of the Credit Agreement, showing that such ratio is equal to or greater than 1.4 to 1.0.